Exhibit 31

                        FORM CERTIFICATION TO BE PROVIDED
                         BY THE DEPOSITOR WITH FORM 10-K

     Re: Saxon Asset Securities Trust 2005-1
         -----------------------------------

I, Ernest G. Bretana, Vice President, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of Saxon Asset Securities Company.

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the servicing information required to be provided to the trustee by the servicer under the pooling and servicing agreement is included in these reports;

4. I am responsible for reviewing the activities performed by the servicer under the pooling and servicing agreement and based upon the review required under the pooling and servicing agreement, and except as disclosed in the report, the servicer has fulfilled its obligations under the servicing agreement; and

5. I have disclosed to Saxon Asset Securities Company's Registerd Independent Public Accounting Firm all significant deficiencies relating to internal control as it relates to the servicer's compliance with the minimum servicing standards, as derived from the Mortgage Bankers' Association of America's Uniform Single Attestation Program for Mortgage Bankers in accordance with an attestation conducted in compliance with the applicable professional attestation standards (AICPA and PCAOB), and as set forth in the pooling and servicing agreement.


                                /s/ Ernest G. Bretana
                                ---------------------
                                Ernest G. Bretana
                                Vice President
                                Date: March 15, 2006